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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in Registration Statement Nos. 333-140943, 333-107411, and 333-92963 on Form S-3 and Registration Statement Nos. 333-123308 and 333-67849 on Form S-8 of KEMET Corporation of our report dated May 30, 2008, relating to the consolidated financial statements of Arcotronics Italia S.p.A. and subsidiaries as of March 31, 2008 and for the period from October 12, 2007 (acquisition date) to March 31, 2008 in this Annual Report on Form 10-K of KEMET Corporation for the year ended March 31, 2008.

/s/ DELOITTE & TOUCHE S.p.A. Deloitte & Touche S.p.A.
Bologna, Italy June 13, 2008

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  Exhibit 23.2